Exhibit 99.1

General Metals Announces Transaction that will generate $2.350 million in New Funding

Reno, Nevada— January 31, 2013—General Metals Corporation (www.nevada-goldmine.com) announced today that it has entered into a Letter of Intent with Open Gold Corp (TSX/V: OPG), a Canadian junior mining company listed on the TSX Venture Exchange, to raise capital and provide better access for future capital needs.   Per the terms of the Letter of Intent, $2.350 million will be raised to advance the development work on the General Metals Independence gold and silver mining project located near Battle Mountain, Nevada, initiate exploration of Open Gold’s Mitchell Project and provide working capital.

The transaction is subject to completion of due diligence by both General Metals and Open Gold and the execution of a definitive agreement between the two companies.  Under the terms of the proposed transaction, Open Gold will issue shares of its common stock to General Metals so that General Metals and its shareholders will own 64% of Open Gold’s issued and outstanding shares including the shares issued to raise the capital.   After the close of the transaction, the shares will be distributed to the General Metal’s shareholders of record after all regulatory requirements and registrations are completed. In exchange, General Metals will transfer its interest in the Independence gold and silver mining Project to Open Gold.

Following the close of the transaction, the new board of Open Gold will consist of two Directors appointed by General Metals, two Directors appointed by Open Gold and a fifth independent director who is acceptable to both companies. The transaction will close once all of the conditions of the definitive agreement have been met. The most critical of these is that the $2.350 million dollar financing is closed and the money is in escrow.

Commenting on the transaction, Daniel J. Forbush, President and CEO of General Metals, stated: “I am very pleased to have finally been able to raise the money we have needed to advance the Independence Project. The most satisfying aspect of the transaction is that it proves definitively that the market is undervaluing General Metals. As we approach the closing date we should see more of the undervaluation being reflected in the market. As a result of this transaction, General Metals’ stockholders will own the majority interest in Open Gold with a much larger combined asset base consisting of the Independence Project, Open Gold’s Mitchell Project and $2.35 million in new capital with which to advance both projects.”

“As shareholders should see from the structure of the Board, current GNMT management will play a significant role in the future development and commercialization of the assets of Open Gold,” continued Forbush.

 Approximately $2 million of the new capital will be used to improve and increase the Independence Project’s resource base, identify drill site placements to increase the size and quality of the gold and silver resource in the initial pit area, make significant progress towards production, demonstrate additional gold and silver mineralization on other areas of the property that are unexplored or underexplored and provide general working capital.

“Because we believe the Independence Project has tremendous upside potential that will significantly enhance the value of the company, the priority is completing additional geological, metallurgical and economic evaluations of the property,” said Bryson Goodwin, President and CEO of Open Gold. “By the time we’re done, we anticipate the Independence Project will have expanded the resource and be much further down the road to production”

The Independence Project
The Independence Project is located in the heart of the prolific Battle Mountain Mining District in Northern Nevada.  The 240-acre Independence Project was once the site of an historic Nevada gold mine. The Independence Project is surrounded by a number of large-scale mineral deposits, including Fortitude, Sunshine, Tomboy, Minnie and Phoenix properties. The now depleted Fortitude Deposit lies just 4,000 feet northeast of the Independence Project and is considered to be one of the most lucrative gold mines ever operated in Nevada. Newmont’s Phoenix Mine flanks the Independence Project on three sides and contains significant proven and probable reserves.

Since being acquired in 2006 by General Metals, the Independence Project has logged and modeled drilling data from 131 different drill holes. The project contains a NI-43-101 compliant measured, indicated, and inferred resource of approximately 1 million oz. of gold and 4 million oz. of silver.

The Independence Project features two main zones of gold and silver mineralization: a shallow near surface epithermal system and a deeper, high-grade underground target. Through its extensive exploration activities, General Metals Corporation has defined the near surface epithermal system over a strike length of more than 3,000 feet and a depth of 400 feet.

“Our goal of securing additional capital to complete the permitting and project development while adding additional shareholder value are within reach because of the Open Gold transaction,” said Forbush. “Our shareholders get the additional benefit of ownership interest in a TSX Venture Exchange listed company providing access to a more robust mine financing environment and potentially broadening our base of shareholders. In addition our shareholders receive a 64% interest in Open Gold’s Mitchell Property.”

The Mitchel Property
In September 2012, Open Gold negotiated the option on the Mitchell property from Foundation Resources. This highly prospective and easily accessible Volcanic Massive Sulfide gave Open Gold the ability to promote and explore in the world class Red Lake mining district of Ontario.  Since acquiring its option on the Mitchell property, Open Gold has completed an assessment report and recently sent surface samples to be assayed at the lab.  More information will be available as the assay report is received.

About General Metals Corporation
General Metals Corporation (www.nevada-goldmine.com) is an aggressive junior mining exploration and development company, based in Reno, Nevada. The company is actively pursuing the re-opening of its Independence gold and silver mining project strategically located in the prolific Battle Mountain Mining District of Nevada.

Cautionary Note to U.S. Investors - The U.S. Securities and Exchange Commission permits U. S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this presentation, such as "measured", "indicated", and "inferred" "resources", which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. investors are urged to consider closely the disclosure in our form 10-K which may be secured from us or the SEC website at: http://www.sec.gov/edgar.html

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, that the Company will find appropriately priced equipment or a contractor willing to move the muck on our property, or that it will be able to complete any additional financing activity, or that the near surface mineralized material will be economically recoverable.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make development uneconomic. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:
Wayne Meyerson
Investor Relations
General Metals Corporation
1155 West Fourth Street, Suite 210
Reno, NV 89503
wayne@gnmtlive.com
775.583.4636 office

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